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Exhibit 99.1

Assured Guaranty Corp.
September 30, 2010
Financial Supplement

This supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (together with its subsidiaries, "Assured Guaranty") with the Securities and Exchange Commission ("SEC"), including Assured Guaranty's Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Reports on Form 10-Q for periods ended March 31, 2010, June 30, 2010 and September 30, 2010. For the purposes of this financial supplement, all references to the "Company" shall mean AGC.

Some amounts in this Financial Supplement may not add due to rounding.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade or change in outlook of Assured Guaranty Ltd. or its affiliates and/or of transactions insured by Assured Guaranty Ltd.'s subsidiaries, both of which have occurred in the past; (2) developments in the world's financial and capital markets that adversely affect issuers' payment rates, Assured Guaranty's loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world's credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses implicating the adequacy of Assured Guaranty's expected loss estimates; (5) the impact of market volatility on the mark-to-market of Assured Guaranty's contracts written in credit default swap form; (6) reduction in the amount of reinsurance portfolio opportunities available to Assured Guaranty; (7) deterioration in the financial condition of our reinsurers, the amount and timing of reinsurance recoverable actually received and the risk that reinsurers may dispute amount owed to us under our reinsurance agreements; (8) the possibility that Assured Guaranty will not realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions; (9) decreased demand or increased competition; (10) changes in applicable accounting policies or practices; (11) changes in applicable laws or regulations, including insurance and tax laws; (12) other governmental actions; (13) difficulties with the execution of Assured Guaranty's business strategy; (14) contract cancellations; (15) Assured Guaranty's dependence on customers; (16) loss of key personnel; (17) adverse technological developments; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risks and uncertainties that have not been identified at this time; (21) management's response to these factors; and (22) other risk factors identified in Assured Guaranty's filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Assured Guaranty Corp.
Selected Financial Highlights
(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
			% Change versus 3Q-09			% Change versus YTD 2009
	2010	2009		2010	2009
Operating income reconciliation:
Operating income (loss) [1]	$12.5	$(123.8)	NM	$3.8	$(92.6)	NM
Plus after-tax adjustments:
Realized gains (losses) on investments	(0.1)	0.4	NM	1.5	4.0	(63)%
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(121.4)	37.0	NM	45.3	(106.5)	NM
Fair value gains (losses) on committed capital securities	(1.4)	(0.8)	75%	3.3	(27.4)	NM
Foreign exchange gains (losses) on revaluation of premiums receivable	1.4	2.4	(42)%	(1.9)	2.4	NM
Effect of consolidating variable interest entities ("VIEs") [2]	15.7	-	NM	17.3	-	NM
Goodwill impairment	-	(85.4)	(100)%	-	(85.4)	(100)%

Net income (loss)	$(93.3)	$(170.2)	(45)%	$69.3	$(305.5)	NM

Return on equity ("ROE") calculations [3]:
ROE, excluding unrealized gain (loss) on investment portfolio	(30.2)%	(81.8)%		7.7%	(45.3)%
Operating ROE	3.3%	(42.4)%		0.3%	(10.8)%
Other information
Gross par written	$1,221	$8,032	(85)%	$5,852	$40,142	(85)%

	As of
	September 30, 2010	December 31, 2009	% Change versus 12/31/2009
Reconciliation of shareholder's equity to adjusted book value:
Shareholder's equity attributable to Assured Guaranty Corp.	$1,269.9	$1,226.2	4%
Less after-tax adjustments:
Effect of consolidating VIEs [2]	(22.6)	-	NM
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(335.4)	(380.7)	(12)%
Fair value gains (losses) on committed capital securities	5.9	2.6	127%
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	81.5	27.6	195%

Operating shareholder's equity	$1,540.5	$1,576.7	(2)%
After-tax adjustments
Less: Deferred acquisition costs	34.4	29.3	17%
Plus: Net present value of estimated net future credit derivative revenue	219.2	244.8	(10)%
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	626.0	651.3	(4)%

Adjusted book value	$2,351.3	$2,443.5	(4)%

Other information
Net debt service outstanding	$177,585	$186,606	(5)%
Net par outstanding	123,464	130,468	(5)%
Claims paying resources [4]	3,586	3,759	(5)%

1. The Company revised its definition of operating income in 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. Prior periods are presented on a basis consistent with the current definition.

2. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income and operating shareholder's equity reverse the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

3. ROE calculations represent annualized returns.

4. See page 4.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

NM = Not meaningful

Assured Guaranty Corp.
Consolidated Statements of Operations
(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
			% Change versus 3Q-09			% Change versus YTD 2009
	2010	2009		2010	2009
Revenues:
Net earned premiums	$27.7	$13.4	107%	$82.3	$107.8	(24)%
Net investment income	19.8	19.3	3%	63.2	58.3	8%
Net realized investment gains (losses)	(0.1)	0.6	NM	2.3	6.2	(63)%
Net change in fair value of credit derivatives:
Credit derivative revenues	21.2	22.4	(5)%	62.8	67.4	(7)%
Losses incurred on credit derivatives	(8.9)	(141.9)	(94)%	(73.1)	(169.2)	(57)%
Net unrealized gain (loss), excluding losses incurred	(186.8)	56.8	NM	69.7	(163.9)	NM

Net change in fair value of credit derivatives	(174.5)	(62.7)	178%	59.4	(265.7)	NM
Fair value gains (losses) on committed capital securities	(2.2)	(1.2)	83%	5.1	(42.2)	NM
Financial guaranty VIEs' revenues	16.9	-	NM	71.4	-	NM
Other income	0.8	3.4	(76)%	(4.3)	4.6	NM

Total revenues	(111.6)	(27.2)	310%	279.4	(131.0)	NM
Expenses:
Loss and loss adjustment expenses	18.0	77.8	(77)%	56.2	145.6	(61)%
Amortization of deferred acquisition costs	4.2	0.1	NM	9.9	2.9	241%
Interest expense	3.8	-	NM	11.3		NM
Goodwill impairment	-	85.4	(100)%	-	85.4	(100)%
Financial guaranty VIEs' expenses	(7.4)	-	NM	44.0	-	NM
Other operating expenses	18.8	18.1	4%	65.5	66.9	(2)%

Total expenses	37.4	181.4	(79)%	186.9	300.8	(38)%

Income (loss) before income taxes	(149.0)	(208.6)	(29)%	92.5	(431.8)	NM
Provision (benefit) for income taxes	(55.7)	(38.4)	45%	23.2	(126.3)	NM

Net income (loss)	$(93.3)	$(170.2)	(45)%	$69.3	$(305.5)	NM
Less after-tax adjustments:
Realized gains (losses) on investments	(0.1)	0.4	NM	1.5	4.0	(63)%
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(121.4)	37.0	NM	45.3	(106.5)	NM
Fair value gains (losses) on committed capital securities	(1.4)	(0.8)	75%	3.3	(27.4)	NM
Foreign exchange gains (losses) on revaluation of premiums receivable	1.4	2.4	(42)%	(1.9)	2.4	NM
Effect of consolidating VIEs[1]	15.7	-	NM	17.3	-	NM
Goodwill impairment	-	(85.4)	(100)%	-	(85.4)	(100)%

Operating income (loss)	$12.5	$(123.8)	NM	$3.8	$(92.6)	NM

Effect of refundings and accelerations, net
Earned premiums from refundings and accelerations, net	$0.6	$3.2	(81)%	$4.1	$47.4	(91)%
Operating income effect	$0.3	$1.2	(75)%	$2.1	$31.5	(93)%

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

NM = Not meaningful

Assured Guaranty Corp.
Consolidated Balance Sheets
(in millions)

	As of
	September 30, 2010	December 31, 2009
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$2,589.0	$2,045.2
Short-term investments, at fair value	269.7	802.6

Total investment portfolio	2,858.7	2,847.8
Cash	11.1	2.5
Premiums receivable, net of ceding commissions payable	329.8	351.4
Ceded unearned premium reserve	417.1	435.3
Deferred acquisition costs	52.9	45.2
Reinsurance recoverable on unpaid losses	62.1	50.7
Credit derivative assets	277.1	252.0
Committed capital securities, at fair value	9.1	4.0
Deferred tax asset, net	245.1	241.8
Salvage and subrogation recoverable	218.2	169.9
Financial guaranty VIE assets [1]	404.4	-
Other assets	99.4	99.2

Total assets	$4,985.0	$4,499.8

Liabilities and shareholder's equity
Liabilities
Unearned premium reserve	$1,398.8	$1,451.6
Loss and loss adjustment expense reserve	210.7	191.2
Note payable to affiliate	300.0	300.0
Credit derivative liabilities	1,078.0	1,076.7
Reinsurance balances payable, net	150.8	166.0
Financial guaranty VIE liabilities with recourse [1]	414.6	-
Financial guaranty VIE liabilities without recourse [1]	12.1	-
Other liabilities	150.1	88.1

Total liabilities	3,715.1	3,273.6
Shareholder's equity
Common stock	15.0	15.0
Additional paid-in capital	1,037.1	1,037.1
Retained earnings [1]	143.1	153.7
Accumulated other comprehensive income	74.7	20.4

Total shareholder's equity	1,269.9	1,226.2

Total liabilities and shareholder's equity	$4,985.0	$4,499.8

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts.

Assured Guaranty Corp.
Claims Paying Resources
(dollars in millions)

	As of
	September 30, 2010	December 31, 2009
Claims paying resources
Policyholders' surplus	$973	$1,224
Contingency reserve	666	556

Qualified statutory capital	1,639	1,780
Unearned premium reserve	882	887
Loss and loss adjustment expense reserve [2]	295	280

Total policyholders' surplus and reserves	2,816	2,947
Present value of installment premium [3]	570	612
Standby line of credit/stop loss	200	200

Total claims paying resources	$3,586	$3,759

Net par outstanding [1]	$123,464	$130,468
Net debt service outstanding [1]	177,585	186,606
Ratios:
Net par outstanding to qualified statutory capital	75:1	73:1
Capital ratio [4]	108:1	105:1
Financial resources ratio [5]	50:1	50:1

1. Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., the rights and interests of bondholders and their lien on pledged revenues or other security are terminated in accordance with bond documentation) and when such issue is economically defeased (i.e., bond documentation does not provide a procedure for termination of such rights, interests and lien other than through payment of all outstanding debt in full; funds are deposited in an escrow account for future payment of the debt; and if the funds deposited prove insufficient to pay the outstanding debt in full, the issuer continues to be legally obligated to make payment on such debt).

2. Reserves as of September 30, 2010 and December 31, 2009 are reduced by approximately $0.3 billion and $0.3 billion, respectively, for benefit related to representation and warranty recoverables.

3. Includes financial guaranty insurance and credit derivatives.

4. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

5. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Assured Guaranty Corp.
New Business Production
(in millions)

	Three Month Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Consolidated new business production analysis:
Present value of new business production ("PVP")
Public finance - U.S.
Primary markets	$9.8	$138.0	$30.1	$445.0
Secondary markets	0.7	3.9	10.1	42.2
Public finance - non-U.S.
Primary markets	-	-	-	1.6
Secondary markets	-	-	0.7	0.2
Structured finance - U.S.	2.0	1.9	11.2	16.6
Structured finance - non-U.S.	-	-	-	-

Total PVP	12.5	143.8	52.1	505.6
Less: PVP of credit derivatives	-	-	-	2.4

PVP of financial guaranty insurance	12.5	143.8	52.1	503.2
Less: Financial guaranty installment premium PVP	2.3	(0.2)	12.0	33.3

Total: Financial guaranty upfront gross written premiums ("GWP")	10.2	144.0	40.1	469.9
Plus: Financial guaranty installment adjustment[1]	0.2	(14.3)	22.4	35.8

Total financial guaranty GWP	10.4	129.7	62.5	505.7
Plus: Other segment GWP	-	-	-	-

Total GWP	$10.4	$129.7	$62.5	$505.7

Consolidated financial guaranty gross par written:
Public finance - U.S.
Primary markets	$981	$7,286	$2,925	$37,978
Secondary markets	40	146	293	874
Public finance - non-U.S.
Primary markets	-	-	-	226
Secondary markets	-	-	34	90
Structured finance - U.S.	200	600	2,600	974
Structured finance - non-U.S.	-	-	-	-

Total	$1,221	$8,032	$5,852	$40,142

1. Includes the difference in management estimates for the discount rate applied to future installments compared to the discount rate used for the new financial guaranty insurance accounting standard, as well as the changes in estimated term for future installments.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Corp.
Financial Guaranty Gross Par Written
(in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended September 30, 2010		Nine Months Ended September 30, 2010
	Gross Par Written	Avg. Rating [1]	Gross Par Written	Avg. Rating [1]
Sector:
U.S. Public Finance
General obligation	$567	A	$2,072	A
Higher education	217	A	301	A
Municipal utilities	199	A-	409	A-
Tax backed	33	A	263	A
Transportation	5	A	162	A
Healthcare	-		11	A

Total U.S. public finance	1,021	A	3,218	A
Non-U.S. Public Finance:
Infrastructure finance	-	-	34	BBB

Total non-U.S. public finance	-	-	34	BBB

Total public finance	$1,021	A	$3,252	A

U.S. Structured Finance
Consumer receivables	$200	A	$1,600	AAA
Other Structured finance	-		1,000	AAA

Total U.S. structured finance	200	A	2,600	AAA
Non-U.S. Structured Finance:
Total non-U.S. structured finance	-	-	-

Total structured finance	$200	A	$2,600	AAA

Total gross par written	$1,221	A	$5,852	AA-

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Corp.
Underwriting Gain (Loss)
(in millions)

								Nine Months
	1Q-09	2Q-09	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	2009	2010
Income statement:
Net earned premiums:
Scheduled net earned premiums
Public finance - U.S.	$13.0	$15.0	$(0.7)	$14.0	$10.9	$19.3	$15.7	$27.3	$45.9
Public finance - non-U.S.	0.8	0.6	0.8	0.6	6.1	(4.9)	2.2	2.2	3.4
Structured finance - U.S.	1.1	18.2	9.2	9.0	9.6	9.1	8.1	28.5	26.8
Structured finance - non-U.S.	10.2	(8.7)	0.9	0.9	0.8	0.9	1.4	2.4	3.1

Total scheduled net earned premiums	25.1	25.1	10.2	24.5	27.4	24.4	27.4	60.4	79.2
Net earned premiums from refundings and accelerations	42.6	1.6	3.2	6.4	2.1	1.4	0.6	47.4	4.1

Total net earned premiums	67.7	26.7	13.4	30.9	29.5	25.8	28.0	107.8	83.3
Credit derivative revenues [1]	23.0	22.0	22.4	21.5	20.7	20.9	21.2	67.4	62.8
Other income	0.7	0.5	(0.2)	0.2	0.4	(0.4)	(1.3)	1.0	(1.3)

Total underwriting revenues	91.4	49.2	35.6	52.6	50.6	46.3	47.9	176.2	144.8
Loss and loss adjustment expenses	21.4	46.4	77.8	47.4	34.5	3.7	18.3	145.6	56.5
Losses incurred on credit derivatives [2]	1.1	26.2	141.9	61.4	64.6	(0.4)	8.9	169.2	73.1

Total incurred losses	22.5	72.6	219.7	108.8	99.1	3.3	27.2	314.8	129.6
Amortization of deferred acquisition costs	(0.3)	3.1	0.1	3.8	4.1	1.6	4.2	2.9	9.9
Operating expenses	15.2	14.2	13.8	14.6	24.5	15.8	17.4	43.2	57.7

Total underwriting expenses	37.4	89.9	233.6	127.2	127.7	20.7	48.8	360.9	197.2

Underwriting gain (loss) [3]	$54.0	$(40.7)	$(198.0)	$(74.6)	$(77.1)	$25.6	$(0.9)	$(184.7)	$(52.4)

1. Includes premiums and ceding commissions.

2. Includes paid and payable losses and received and receivable recoveries.

3. The Company has revised its definition of underwriting gain in 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. 2009 amounts are presented on a consistent basis.

Assured Guaranty Corp.
Investment Portfolio
As of September 30, 2010
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income [1]
Investment portfolio, available for sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$314.6	2.36%	1.53%	$332.0	$7.4
Agency obligations	152.8	2.88%	1.87%	162.6	4.4
Obligations of states and political subdivisions	1,012.5	4.41%	4.13%	1,067.5	44.7
Insured obligations of state and political subdivisions [2]	383.5	4.80%	4.55%	405.5	18.4
Corporate securities	223.0	3.49%	2.27%	234.4	7.8
Mortgage-backed securities ("MBS"):
Residential MBS ("RMBS")	122.0	4.32%	2.81%	117.4	5.3
Commercial MBS ("CMBS")	76.0	5.44%	3.53%	81.8	4.1
Asset-backed securities [3]	92.9	1.93%	1.25%	94.9	1.8
Foreign government securities	86.0	3.78%	2.46%	92.9	3.3

Total fixed maturity securities	2,463.3	3.94%	3.30%	2,589.0	97.2
Short-term investments	269.7	0.18%	0.12%	269.7	0.5

Total investment portfolio	$2,733.0	3.57%	2.99%	$2,858.7	$97.7

Ratings [4]:	Fair Value	% of Total
Treasury and government obligations	$332.0	12.8%
Agency obligations	162.6	6.3%
AAA/Aaa	655.0	25.3%
AA/Aa	1,051.3	40.6%
A/A	336.7	13.0%
BBB	5.6	0.2%
Below investment grade ("BIG") [5]	45.8	1.8%

Total fixed maturity securities available for sale	$2,589.0	100.0%

Duration of investment portfolio (in years):		5.2

Average ratings of investment portfolio		AA

1. Represents annualized investment income based on amortized cost and pre-tax book yields.

2. Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Rating Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") average AA-.

3. Contains no collateralized debt obligations ("CDOs") of asset-backed securities ("ABS").

4. Ratings are represented by the lower of the Moody's and S&P classifications.

5. Included in the investment portfolio are securities purchased or obtained as part of loss mitigation or other risk management strategies of $150.2 million in par with carrying value of $45.7 million

Assured Guaranty Corp.
Estimated Net Exposure Amortization 1 and Estimated Future Net Premium and Credit Derivative Revenues
(in millions)

			Financial Guaranty Insurance [2]
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned	Future Credit Derivative Revenues [3]	Total
2010 (as of September 30)		$177,585
2010 (October 1 - December 31)	2,252	175,333	$17.4	$1.6	$19.0	$9.1	$28.1
2011	10,569	164,764	80.6	6.0	86.6	73.3	159.9
2012	12,328	152,436	71.8	5.5	77.3	63.2	140.5
2013	12,014	140,422	66.7	5.0	71.7	51.1	122.8
2014	14,170	126,252	61.2	4.5	65.7	37.3	103.0
2010-2014	51,333	126,252	297.7	22.6	320.3	234.0	554.3
2015-2019	42,927	83,325	253.5	17.7	271.2	94.5	365.7
2020-2024	28,976	54,349	181.1	11.0	192.1	54.8	246.9
2025-2029	20,327	34,022	121.2	6.4	127.6	40.7	168.3
After 2029	34,022	-	128.0	3.7	131.7	65.7	197.4

Total	$177,585		$981.5	$61.4	$1,042.9	$489.7	$1,532.6

1. Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of September 30, 2010. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2. See page 10 for "Present Value of Financial Guaranty Net Insurance Losses to be Expensed."

3. Excludes contracts with credit impairment.

Assured Guaranty Corp
Present Value ("PV") of Financial Guaranty Net Insurance Losses to be Expensed
(in millions)

Net Expected Loss to be Expensed [1]
Financial Guaranty Insurance Losses to be Expensed:
2010 (October 1 - December 31)	$0.5
2011	2.0
2012	1.7
2013	1.5
2014	1.3
2010-2014	7.0
2015-2019	4.8
2020-2024	2.4
2025-2029	1.9
After 2029	2.5

Total expected PV of net loss to be expensed	18.6
Discount	79.7

Total future value	$98.3

1. The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0% to 4.51%.

Assured Guaranty Corp.
Financial Guaranty Profile (1 of 3)
(in millions)

Net Par Outstanding and Average Rating by Asset Type

	As of September 30, 2010
	Net Par Outstanding	Avg. Rating [1]
U.S. Public Finance:
General obligation	$25,747	A
Tax backed	11,965	A
Municipal utilities	9,138	A-
Transportation	6,739	A
Healthcare	5,201	A
Higher education	3,411	A
Infrastructure finance	962	BBB
Investor-owned utilities	638	A-
Housing	330	AA
Other public finance	1,699	A

Total U.S. public finance	65,830	A
Non-U.S. Public Finance:
Pooled infrastructure	2,532	AA+
Infrastructure finance	1,326	BBB-
Regulated utilities	1,125	BBB+
Other public finance	117	AA-

Total non-U.S. public finance	5,100	A+

Total public finance	$70,930	A

U.S. Structured Finance:
Pooled corporate obligations	$21,191	AA+
RMBS	9,979	BB+
CMBS and other commercial real estate related exposures	5,605	AAA
Consumer receivables	2,328	AAA
Structured credit	1,241	BBB+
Commercial receivables	1,104	BBB+
Insurance securitizations	255	A+
Other structured finance	117	AA

Total U.S. structured finance	41,820	AA-
Non-U.S. Structured Finance:
Pooled corporate obligations	6,945	AAA
RMBS	2,173	AAA
Commercial receivables	579	A-
Structured credit	447	BBB
CMBS and other commercial real estate related exposures	288	AAA
Insurance securitizations	279	CCC-
Other structured finance	3	A

Total non-U.S. structured finance	10,714	AA+

Total structured finance	$52,534	AA-

Total net par outstanding	$123,464	A+

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Corp.
Financial Guaranty Profile (2 of 3)
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	As of September 30, 2010
	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Consolidated
Ratings [1]:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
Super senior	$-	0.0%	$1,631	32.0%	$7,512	18.0%	$2,332	21.8%	$11,475	9.3%
AAA	257	0.4%	16	0.3%	16,012	38.3%	5,737	53.5%	22,022	17.8%
AA	11,904	18.1%	22	0.4%	3,535	8.5%	446	4.2%	15,907	12.9%
A	42,061	63.9%	1,536	30.1%	2,735	6.5%	379	3.5%	46,711	37.8%
BBB	10,882	16.5%	1,681	33.0%	4,323	10.3%	1,266	11.8%	18,152	14.7%
BIG	726	1.1%	214	4.2%	7,703	18.4%	554	5.2%	9,197	7.5%

Total net par outstanding	$65,830	100.0%	$5,100	100.0%	$41,820	100.0%	$10,714	100.0%	$123,464	100.0%

Ceded Par Outstanding by Reinsurer and Insurer Financial Strength Rating

Reinsurer	Moody's Rating	S&P Rating	Ceded Par Outstanding	% of Total
Affiliated Companies	A1	AA	$44,605	92.5%
Non-Affiliated Companies:
RAM Reinsurance Co. Ltd.	WR	WR	3,170	6.5%
Radian Asset Assurance Inc.	Ba1	BB-	184	0.4%
MBIA Insurance Corporation	B3	BB+	138	0.3%
Ambac Assurance Corporation	Caa2	R	109	0.2%
Other	Various	Various	37	0.1%

Non-Affiliated Companies			3,638	7.5%

Total			$48,243	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Corp.
Financial Guaranty Profile (3 of 3)
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio as of September 30, 2010

	Net Par Outstanding	% of Total
U.S.:
Public Finance:
California	$7,878	6.4%
Texas	6,603	5.3%
New York	4,982	4.0%
Pennsylvania	4,699	3.8%
Florida	4,670	3.8%
Illinois	3,833	3.1%
New Jersey	2,677	2.2%
Puerto Rico	2,001	1.6%
Alabama	1,876	1.5%
Michigan	1,733	1.4%
Other states	24,878	20.2%

Total U.S. Public Finance	65,830	53.3%
Structured finance (multiple states)	41,820	33.9%

Total U.S.	107,650	87.2%

Non-U.S.:
United Kingdom	7,319	5.9%
Australia	1,065	0.9%
Germany	905	0.7%
Cayman Islands	769	0.6%
Other	5,756	4.7%

Total non-U.S.	15,814	12.8%

Total net par outstanding	$123,464	100.0%

Assured Guaranty Corp.
Direct Pooled Corporate Obligations Profile
(dollars in millions)

Distribution of Financial Guaranty Direct Pooled Corporate Obligations by Ratings as of September 30, 2010

Ratings [1]:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]
Super Senior	$5,399	19.5%	42.6%	38.3%
AAA	16,047	57.9%	34.0%	31.6%
AA	1,604	5.8%	42.7%	35.4%
A	561	2.0%	47.6%	40.1%
BBB	1,980	7.1%	45.6%	34.6%
BIG	2,138	7.7%	45.1%	25.8%

Total exposures	$27,729	100.0%	38.1%	33.1%

Distribution of Financial Guaranty Direct Pooled Corporate Obligations by Asset Class as of September 30, 2010

Asset class:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating [1]
CBOs/CLOs [3]	$18,888	68.1%	35.3%	32.0%	AAA
Market value CDOs [4] of corporate	3,037	11.0%	42.8%	39.3%	AAA
Trust preferred - banks and insurance	2,691	9.7%	46.8%	30.9%	BBB-
Trust preferred - US Mortgage and REITs [5]	1,834	6.6%	50.1%	38.4%	BB
Synthetic investment grade pooled corporate	702	2.5%	30.0%	30.1%	Super Senior
Trust preferred - European Mortgage and REITs	577	2.1%	37.3%	32.5%	BBB-

Total exposures	$27,729	100.0%	38.1%	33.1%	AA+

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

3. CBOs (collateralized bond obligations) /CLOs (collateralized loan obligations) are largely non-investment grade/high yield collateral.

4. CDOs are collateralized debt obligations.

5. REITs are real estate investment trusts.

Assured Guaranty Corp.
Consolidated U.S. RMBS Profile
(dollars in millions)

Distribution of U.S. RMBS by Rating 1 and Type of Exposure as of September 30, 2010

Ratings [1]:	Prime First Lien	Closed End Seconds ("CES")	HELOC [2]	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	Total Net Par Outstanding
Super senior	$-	$-	$-	$-	$-	$-	$-
AAA	3	0	13	14	1	784	816
AA	27	30	5	143	29	1,199	1,433
A	12	1	1	75	95	876	1,060
BBB	20	-	9	841	77	511	1,458
BIG	512	195	519	2,547	805	634	5,213

Total exposures	$574	$226	$548	$3,620	$1,006	$4,005	$9,979

Distribution of U.S. RMBS by Year Insured and Type of Exposure as of September 30, 2010

Year insured:	Prime First Lien	CES	HELOC	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	Total Net Par Outstanding
2004 and prior	$43	$1	$32	$40	$42	$248	$405
2005	116	-	210	263	24	32	645
2006	-	-	-	-	33	2,989	3,022
2007	415	225	306	1,958	822	737	4,462
2008	-	-	-	1,359	86	-	1,445

Total exposures	$574	$226	$548	$3,620	$1,006	$4,005	$9,979

Distribution of U.S. RMBS by Rating 1 and Year Insured as of September 30, 2010

Year insured:	Super Senior	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$-	$126	$65	$122	$60	$32	$405
2005	-	32	-	75	55	483	645
2006	-	650	1,198	745	327	101	3,022
2007	-	8	36	32	475	3,912	4,462
2008	-	-	134	86	541	685	1,445

Total exposures	$-	$816	$1,433	$1,060	$1,458	$5,213	$9,979

% of total	0.0%	8.2%	14.4%	10.6%	14.6%	52.2%	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. Home equity line of credit ("HELOC") securitizations.

AGC has not insured any U.S. RMBS transactions since 2008.

Assured Guaranty Corp.
Financial Guaranty Direct U.S. RMBS Profile (1 of 2)
(dollars in millions)

Distribution of Financial Guaranty Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of September 30, 2010 1

U.S. Prime First Lien

Year insured:	Net Par Outstanding	Pool Factor [2]	Subordination [3]	Cumulative Losses [4]	60+ Day Delinquencies [5]	Number of Transactions
2005	$116	54.8%	4.8%	0.8%	7.2%	6
2006	-	-	-	-	-	-
2007	415	67.0%	10.4%	2.1%	14.8%	1
2008	-	-	-	-	-	-

	$531	64.3%	9.2%	1.8%	13.1%	7

U.S. CES

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$-	-	-	-	-	-
2006	-	-	-	-	-	-
2007	225	33.6%	3.3%	54.7%	10.4%	5
2008	-	-	-	-	-	-

	$225	33.6%	3.3%	54.7%	10.4%	5

U.S. HELOC

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$210	21.7%	0.0%	18.1%	14.9%	2
2006	-	-	-	-	-	-
2007	306	40.6%	0.0%	34.9%	8.9%	2
2008	-	-	-	-	-	-

	$515	32.9%	0.0%	28.1%	11.3%	4

U.S. Alt-A First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$263	46.9%	11.6%	2.7%	15.5%	13
2006	-	-	-	-	-	-
2007	1,958	61.5%	10.3%	7.4%	33.0%	8
2008	1,359	57.5%	27.0%	8.6%	30.3%	5

	$3,581	58.9%	16.7%	7.5%	30.7%	26

1. For this release, net par outstanding is based on values as of September 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on September 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that have been delinquent for more than 60 days and all loans that are in foreclosure, bankruptcy or real estate owned ("REO"), divided by net par outstanding.

Assured Guaranty Corp.
Financial Guaranty Direct U.S. RMBS Profile (2 of 2)
(dollars in millions)

Distribution of Financial Guaranty Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of September 30, 2010 1

U.S. Alt-A Option ARMs

Year insured:	Net Par Outstanding	Pool Factor [2]	Subordination [3]	Cumulative Losses [4]	60+ Day Delinquencies [5]	Number of Transactions
2005	$24	24.4%	24.5%	3.7%	22.8%	1
2006	33	39.8%	10.8%	7.2%	23.8%	1
2007	822	64.6%	9.4%	8.6%	32.9%	5
2008	86	64.3%	49.3%	7.3%	34.5%	1

	$965	62.8%	13.4%	8.3%	32.5%	8

U.S. Subprime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$32	20.9%	82.1%	10.5%	58.9%	1
2006	2,989	25.6%	61.7%	13.2%	40.7%	2
2007	737	37.8%	28.9%	19.1%	47.4%	4
2008	-	-	-	-	-	-

	$3,757	27.9%	55.4%	14.3%	42.2%	7

1. For this release, net par outstanding is based on values as of September 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on September 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Corp.
Financial Guaranty Direct U.S. Commercial Real Estate Profile
(dollars in millions)

Distribution of Financial Guaranty Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating 1, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of September 30, 2010 2

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor [3]	Subordination [4]	Cumulative Losses [5]	60+ Day Delinquencies [6]	Number of Transactions
Super senior	$3,352	89.6%	33.8%	0.5%	7.7%	185
AAA	194	85.7%	28.0%	0.3%	10.2%	7
AA	712	87.8%	18.8%	0.6%	7.3%	39
A	194	64.4%	11.9%	0.9%	8.1%	1
BBB	-	-	-	-	-	-
BIG	-	-	-	-	-	-

Total exposures	$4,452	88.1%	30.2%	0.5%	7.8%	232

CDOs of U.S. Commercial Real Estate and CMBS 7

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [8]	Avg. Current Credit Enhancement [8]
CDOs of Commercial Real Estate	$597	53.4%	49.4%	48.3%
CDO of CMBS [9]	522	46.6%	29.7%	45.3%

Total exposures	$1,119	100.0%	40.2%	46.9%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. For this release, net par outstanding is based on values as of September 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on September 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

7. Represents U.S. other CMBS not included in the table above.

8. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

9. Relates to vintages 2003 and prior.

Assured Guaranty Corp.
Direct U.S. Consumer Receivables Profile
(dollars in millions)

Distribution of Direct U.S. Consumer Receivables by Rating 1 as of September 30, 2010

Rating:	Credit Cards	Student Loans	Auto	Total Net Par Outstanding
Super senior	$863	-	-	$863
AAA	-	1,029	-	1,029
AA	-	-	-	-
A	-	-	271	271
BBB	-	-	54	54
BIG	-	-	-	-

Total exposures	$863	$1,029	$325	$2,217

Average rating [1]	Super Senior	AAA	A	AAA
Avg. initial credit enhancement [2]	53.7%	7.1%	19.9%	27.1%
Avg. current credit enhancement [2]	56.7%	8.3%	27.3%	29.9%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

Assured Guaranty Corp.
Direct Credit Derivative Net Par Outstanding Profile
(dollars in millions)

Distribution of Direct Credit Derivative Net Par Outstanding by Rating

	September 30, 2010
Ratings [1]:	Net Par Outstanding	% of Total
Super senior	$10,613	23.7%
AAA	18,388	41.0%
AA	3,288	7.3%
A	2,935	6.5%
BBB	3,759	8.4%
BIG	5,854	13.1%

Total direct credit derivative net par outstanding	$44,837	100.0%

Distribution of Direct Credit Derivative Net Par Outstanding by Sector and Average Rating

	September 30, 2010
	Net Par Outstanding	Average Rating [1]
Public Finance
U.S. public finance	$-	-
Non-U.S. public finance	3,475	AA-

Total public finance	$3,475	AA-

U.S. Structured Finance:
Pooled corporate obligations	$18,435	AA+
RMBS	7,642	BBB-
CMBS	5,394	AAA
Commercial receivables	588	BBB+
Consumer receivables	462	AAA
Structured credit	191	BB
Insurance securitizations	75	BBB
Other structured finance	95	AAA

Total U.S. structured finance	32,882	AA-

Non-U.S. Structured Finance:
Pooled corporate obligations	6,305	AAA
RMBS	1,812	AAA
CMBS	254	AAA
Structured credit	79	BBB
Insurance securitizations	30	CCC

Total non-U.S. structured finance	8,480	AAA

Total structured finance	$41,362	AA

Total direct credit derivative net par outstanding	$44,837	AA

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Corp.
Below Investment Grade Exposures (1 of 3)
As of September 30, 2010
(in millions)

BIG Exposures by Asset Exposure Type:	Net Par Outstanding [1]
U.S. Public Finance:
Municipal utilities	$190
Transportation	162
Healthcare	101
Tax backed	101
General obligation	92
Infrastructure finance	26
Higher education	12
Housing	2
Other public finance	40

Total U.S. public finance	726
Non-U.S. Public Finance:
Infrastructure finance	214

Total non-U.S. public finance	214

Total public finance	$940

U.S. Structured Finance:
RMBS	$5,213
Pooled corporate obligations	2,145
Structured credit	244
Commercial receivables	68
Consumer receivables	13
Other structured finance	20

Total U.S. structured finance	7,703

Non-U.S. Structured Finance:
Insurance securitizations	279
Pooled corporate obligations	275

Total non-U.S. structured finance	554

Total structured finance	$8,257

Total BIG net par outstanding	$9,197

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Corp.
Below Investment Grade Exposures (2 of 3)
As of September 30, 2010
(dollars in millions)

Net Par Outstanding by BIG Category 1

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories
	September 30, 2010	December 31, 2009
Category 1
U.S. public finance	$460	$280
Non-U.S. public finance	172	65
U.S. structured finance	1,913	1,543
Non-U.S. structured finance	232	-

Total Category 1	2,777	1,888
Category 2
U.S. public finance	66	63
Non-U.S. public finance	5	4
U.S. structured finance	4,443	4,179
Non-U.S. structured finance	43	-

Total Category 2	4,557	4,246
Category 3
U.S. public finance	200	271
Non-U.S. public finance	37	36
U.S. structured finance	1,347	1,507
Non-U.S. structured finance	279	279

Total Category 3	1,863	2,093

Total BIG net par outstanding	$9,197	$8,227

1. Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of below investment grade ("BIG") credits. The BIG credits are divided into three categories: BIG Category 1: Below investment grade transactions showing sufficient deterioration to make material losses possible, but for which no losses have been incurred. Non-investment grade transactions on which liquidity claims have been paid are in this category. BIG Category 2: Below investment grade transactions for which expected losses have been established but for which no unreimbursed claims have yet been paid. BIG Category 3: Below investment grade transactions for which expected losses have been established and on which unreimbursed claims have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

Assured Guaranty Corp.
Below Investment Grade Exposures (3 of 3)
As of September 30, 2010
(dollars in millions)

BIG Exposures Greater Than $50 Million

Name or Description	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement	60+ Day Delinquencies [2]
U.S. Public Finance:
Jefferson County Alabama Sewer	$190	D
San Joaquin Hills California Transportation	162	BB
Detroit (City of) Michigan	87	BB+
Orlando Tourist Development Tax - Florida	57	BB+
St. Barnabas Health System - New Jersey	55	BB

Total	$551
Non-U.S. Public Finance:
Reliance Rail Finance Pty. Limited	111	BB

Total	$111
U.S. Structured Finance:
U.S. RMBS:
Deutsche ALT-A Securities Mortgage Loan 2007-2	$508	CCC	2.7%	32.0%
Mortgage IT Securities Corp. Mortgage Loan 2007-2	415	B	10.4%	14.8%
Deutsche ALT-A Securities Mortgage Loan 2007-3	358	B	7.1%	21.9%
Private Residential Mortgage Transaction	357	CCC	25.8%	31.9%
Private Residential Mortgage Transaction	357	B	22.7%	28.9%
Private Residential Mortgage Transaction	328	BB	22.5%	28.4%
CWALT Alternative Loan Trust 2007-HY9	326	CCC	6.5%	46.4%
Private Residential Mortgage Transaction	320	CCC	16.2%	36.3%
Countrywide Home Equity Loan Trust 2007-D	291	CCC	0.0%	9.0%
AAA Trust 2007-2	279	CCC	35.9%	48.1%
Countrywide Home Equity Loan Trust 2005-J	172	CCC	0.0%	16.0%
Alternative Loan Trust 2007-OA10	139	CCC	8.6%	55.1%
Lehman Excess Trust 2007-16N	107	CCC	9.3%	40.6%
Taylor Bean & Whitaker 2007-2	92	CCC	0.0%	35.1%
ACE Home Equity Loan Trust 2007-SL3	88	BB	0.0%	10.7%
MASTR Asset Backed Securities Trust 2005-NC2	68	B	16.5%	39.1%
CSAB Mortgage-Backed Trust 2007-1	52	CCC	0.4%	34.4%

Total U.S. RMBS	$4,257
Other:
Taberna Preferred Funding IV, LTD.	$219	CCC	33.4%	N/A
Taberna Preferred Funding III, LTD.	216	CCC	28.4%	N/A
Alesco Preferred Funding XVI, LTD.	215	B-	6.4%	N/A
Trapeza CDO XI	197	BB	28.5%	N/A
Weinstein Film Securitization	191	BB	N/A	N/A
Taberna Preferred Funding II, LTD.	179	CCC	33.8%	N/A
Attentus CDO I LIMITED	173	BB	33.8%	N/A
Alesco Preferred Funding XVII, LTD.	172	B-	10.6%	N/A
Attentus CDO II LIMITED	142	BB	31.2%	N/A
Trapeza CDO X, LTD.	133	BB	32.1%	N/A
Taberna Preferred Funding VI, LTD.	114	CCC	35.1%	N/A
US Capital Funding IV, LTD.	113	B-	14.7%	N/A
Preferred Term Securities XVI, LTD.	102	BB+	19.8%	N/A
Capco - Excess SIPC Excess of Loss Reinsurance	54	BB	N/A	N/A

Total Other	$2,220

Total	$6,477
Non-U.S. Structured Finance:
Orkney RE II, PLC	$149	CCC	N/A	N/A
Ballantyne Re PLC	130	CC	N/A	N/A
Augusta Funding Limited 05 Perpetual Note Issue	82	BB	N/A	N/A
Augusta Funding Limited 07 Perpetual Note Issue	77	BB	N/A	N/A

Total	$438

Total	$7,577

1. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Corp.
Largest Exposures by Sector (1 of 4)
As of September 30, 2010
(dollars in millions)

50 Largest U.S Public Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating [1]
California (State of)	$1,160	A-
Puerto Rico (Commonwealth of)	908	BBB-
North Texas Tollway Authority	713	A
Miami-Dade County Florida Aviation Authority - Miami International Airport	684	A+
Miami-Dade County Florida School District	650	A-
Pennsylvania Turnipke Commission	590	A+
Philadelphia (City of) Pennsylvania	578	BBB+
New Jersey (State of)	575	AA-
Georgia Board of Regents Revenue Stream	566	A
Puerto Rico Highway and Transportation Authority	500	BBB
New York (State of)	494	AA
Houston Texas Water and Sewer Authority	490	A+
New York (City of) New York	468	AA-
Dade County, Florida General Obligation	400	AA-
Chicago-O'Hare International Airport	386	A
San Francisco Airports Commission	380	A
Denver (City and County of) Colorado Airport Revenue Bonds	356	A+
Michigan (State of)	353	A+
Dormitory Authority of the State of New York School District	316	A
The Indianapolis Local Public Improvement Bond Bank, Indiana	305	AA-
Chicago Illinois Public Schools	290	A+
Puerto Rico Aqueduct & Sewer Authority	288	BBB-
New York MTA Transportation Authority	282	A
Chicago (City of) Illinois	279	AA-
Piedmont Municipal Power Authority - South Carolina	276	BBB
American Municipal Power-Ohio, Inc. - Prairie State	269	A
Metro Wash Airports Authority Dulles Toll Road	266	BBB+
Kentucky (Commonwealth of)	264	AA-
New Jersey Higher Education Student Assistance 2008-A	263	A
Massachusetts Turnpike Authority Revenue Stream	260	A
Long Island Power Authority	257	A-
Chicago Transit Authority Capital Grant Receipts	252	A
Louisville Arena Authority Inc.	247	BBB-
Dallas (City of) Texas Civic Center Convention Complex	243	A
North Carolina Eastern Municipal Power Agency	239	BBB
Louisiana (State of)	237	AA-
Massachusetts (Commonwealth of)	231	AA
Oakland (City of) California General Obligation	225	A
Florida (State of) Department of Environmental Protection	222	A+
Virtua Health - New Jersey	221	A
Orange County Schools, Florida	216	A+
Nassau County, New York	209	A
District of Columbia Water and Sewer Authority Public Utility Bonds	209	A+
North Carolina Turnpike Authority - Triangle Expressway	204	BBB-
Orlando Tourist Development Tax - Florida	203	A
Yankee Stadium LLC (New York City Industrial Development Authority)	203	BBB-
Maine (State of)	200	A
Iowa Health System	195	A+
Jefferson County Alabama Sewer	190	D
Port Authority of New York and New Jersey	190	AA-

Total top 50 U.S. public finance exposures	$18,002

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Corp.
Largest Exposures by Sector (2 of 4)
As of September 30, 2010
(dollars in millions)

50 Largest U.S Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement
Deutsche ALT-A Securities Mortgage Loan 2007-2	$508	CCC	2.7%
ARES Enhanced Credit Opportunities Fund	506	AAA	45.0%
280 Funding I	495	AAA	39.5%
Citibank OMNI Trust 2007-A7	488	Super Senior	49.4%
MortgageIT Securities Corp. Mortgage Loan 2007-2	415	B	10.4%
Private Structured Credit Transaction	400	BBB+	N/A
Private Student Loan Transaction	375	AAA	11.2%
Deutsche ALT-A Securities Mortgage Loan 2007-3	358	B	7.1%
Private Residential Mortgage Transaction	357	CCC	25.8%
Private Residential Mortgage Transaction	357	B	22.7%
Applebees Enterprises LLC	352	BBB-	N/A
Private Residential Mortgage Transaction	347	BBB-	22.6%
KKR Financial CLO 2007-1	341	AAA	50.8%
Sandelman Finance 2006-1 Limited	338	AAA	40.7%
Private Student Loan Transaction	333	AAA	3.4%
Private Residential Mortgage Transaction	328	BB	22.5%
CWALT Alternative Loan Trust 2007-HY9	326	CCC	6.5%
Liberty CLO LTD Series Class A-1C	321	Super Senior	35.1%
Private Residential Mortgage Transaction	320	CCC	16.2%
ARES Enhanced Credit Opportunities Fund	308	AAA	45.0%
Private Consumer Receivable Transaction	300	Super Senior	62.2%
Symphony Credit Opportunities Fund	295	AAA	26.9%
Countrywide Home Equity Loan Trust 2007-D	291	CCC	0.0%
AAA Trust 2007-2	279	CCC	35.9%
Wasatch CLO, LTD.	273	AAA	22.1%
CDX.NA.IG.8 5-YR 30-100%	273	Super Senior	30.3%
Geer Mountain Financing, LTD.	270	AAA	27.6%
Cent CDO XI Limited	270	AAA	21.7%
Private Student Loan Transaction	267	AAA	10.1%
Southfork CLO LTD. Series 2005-A1	266	AAA	28.8%
Alesco Preferred Funding XIV	266	BBB-	27.8%
HSAM Long/Short 2007-2	255	AAA	30.0%
Babcock & Brown Air Funding I LTD. Series 2007-1	247	A-	N/A
Jupiter Securitization Company	245	AAA	N/A
Fortress Credit Funding I LP	241	Super Senior	38.6%
Fortress Credit Funding III LP	236	Super Senior	52.7%
Sandelman Finance 2006-2, LTD.	235	AAA	34.3%
Kodiak CDO II	233	AA	49.3%
Newstar Credit Opportunities Funding II LTD	231	AAA	35.5%
Blue Mountain CLO LTD. 2005-1	227	Super Senior	34.4%
CDX.NA.IG.4 7-YR 30-100%	225	Super Senior	29.7%
Kingsland IV	225	AAA	21.0%
Baker Street CLO II	224	AAA	21.7%
RAIT Preferred Funding II, LTD.	223	AAA	48.4%
Denali Credit Opportunity Fund	221	AAA	26.5%
Taberna Preferred Funding IV, LTD.	219	CCC	33.4%
Kingsland V	219	AAA	24.5%
Franklin CLO V Limited	219	AAA	25.4%
Foothill CLO I, LTD.	217	AAA	27.0%
Taberna Preferred Funding III, LTD.	215	CCC	28.4%

Total top 50 U.S. structured finance exposures	$14,980

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Corp.
Largest Exposures by Sector (3 of 4)
As of September 30, 2010
(dollars in millions)

25 Largest Non-U.S. Exposures

Credit Name:	Net Par Outstanding	Internal Rating [1]
PB Domicile 2006-1	$847	AAA
Fortress Credit Investments I	769	AAA
Essential Public Infrastructure Capital II	748	Super Senior
Essential Public Infrastructure Capital III	659	Super Senior
Global Senior Loan Index Fund 1 B.V.	447	Super Senior
Windmill CLO I PLC	420	Super Senior
Paragon Mortgages (No.13) PLC	351	AAA
Harvest CLO III	347	AAA
Broadcast Australia Finance	326	BBB
RMF Euro CDO V PLC	324	AAA
Taberna Europe CDO I PLC	306	BBB-
International Infrastructure Pool	300	A-
International Infrastructure Pool	300	A-
International Infrastructure Pool	300	A-
Wood Street CLO V B.V.	298	Super Senior
Halcyon Structured Management Europe CLO 2007-I	290	AAA
Halcyon Structured Management Europe CLO 2007-I	280	Super Senior
Airspeed Limited Series 2007-1	277	BBB+
Taberna Europe CDO II PLC	270	BBB-
Alpstar CLO 2 PLC	268	Super Senior
Highlander Euro CDO	266	Super Senior
Nemus Funding No.1 PLC	253	AAA
Dalradian European CLO IV B.V.	239	AAA
North Westerly Clo III B.V.	232	AAA
Stichting Profile Securitisation I	224	Super Senior

Total top 25 largest non-U.S. exposures	$9,341

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Corp.
Largest Exposures by Sector (4 of 4)
As of September 30, 2010
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicers Exposures

Servicer:	Net Par Outstanding
Bank of America, N.A. [1]	$2,701
Wells Fargo Bank, N.A.	1,463
GMAC Mortgage Corporation	1,404
American Home Mortgage Servicing, Inc.	1,127
JPMorgan Chase Bank	784
Ocwen Loan Servicing, LLC.	325
Wilshire Credit Corporation	311
Carrington Mortgage Services	305
OneWest Bank Group LLC.	243
Select Portfolio Servicing, Inc.	226

Total top 10 U.S. residential mortgage servicers exposures	$8,889

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating [2]	State
Virtua Health	$221	A	NJ
Iowa Health System	195	A+	IA
CHRISTUS Health	167	A+	TX
Children's Hospital - Alabama	162	A+	AL
Integris Health, Inc.	162	AA-	OK
Fairview Health Services	160	A	MN
Spartanburg Regional Medical Center	141	A	SC
Essentia Health	139	A-	MN
Meridian Health System	135	A-	NJ
Methodist Healthcare	135	A	TN

Total top 10 U.S. healthcare exposures	$1,617

  1. Includes Countrywide Home Loans Servicing LP.

  2. Assured Guaranty's internal rating. Although the Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Corp.
Loss and Loss Adjustment Expense ("LAE") Reserves by Segment/Type
(in millions)

	As of September 30, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Total Financial Guaranty	Other	Total
Financial Guaranty segments insurance reserves by segment and type:
Gross loss and LAE reserves on financial guaranty contracts:
Case	$168.6	$41.0	$209.6	$0.7	$210.3
Incurred but not reported ("IBNR") and portfolio	-	-	-	0.4	0.4

Total gross loss and LAE reserves	$168.6	$41.0	$209.6	$1.1	$210.7
Ceded loss and LAE reserves on financial guaranty contracts:
Case	$61.0	$-	$61.0	$0.7	$61.7
IBNR and portfolio	-	-	-	0.4	0.4

Total ceded loss and LAE reserves	$61.0	$-	$61.0	$1.1	$62.1
Loss and LAE reserves on financial guaranty contracts net of ceded reinsurance:
Case	$107.6	$41.0	$148.6	$-	$148.6
IBNR and portfolio	-	-	-	-	-

Total net loss and LAE reserves	$107.6	$41.0	$148.6	$-	$148.6

Salvage and subrogation recoverable on financial guaranty contracts:
Gross	$206.2	$12.0	$218.2	$-	$218.2
Ceded [1]	63.2	-	63.2	-	63.2

Net salvage and subrogation recoverable	$143.0	$12.0	$155.0	$-	$155.0

Credit impairment on credit derivative contracts [2]:
Case gross	$398.5	$-	$398.5	$-	$398.5
Case ceded	87.5	-	87.5	-	87.5

Case net credit derivative reserves	$311.0	$-	$311.0	$-	$311.0

Net loss and LAE reserves on financial guaranty insurance and credit derivative contracts, net of reinsurance [3]
Net loss and LAE reserves on financial guaranty contracts net of ceded reinsurance	$107.6	$41.0	$148.6
Credit impairment on credit derivative contracts	311.0	-	311.0

Net Loss and LAE reserves	$418.6	$41.0	$459.6

1. Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

2. Credit derivative assets and liabilities recorded on the balance sheet incorporate credit impairment on credit derivatives.

3. Gross of salvage and subrogation assets.

Assured Guaranty Corp.
Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Representations and Warranties ("R&W") Benefit Development
(dollars in millions)

Financial Guaranty Insurance	# of Insurance Policies as of September 30, 2010 with R&W Benefit Recorded	Outstanding Principal and Interest Policies with R&W Benefit Recorded as of September 30, 2010	Future Net R&W Benefit at December 31, 2009	R&W Development and Accretion of Discount during Year	R&W Recovered During 2010	Future Net R&W Benefit at September 30, 2010
Prime first lien	1	$29.2	$-	$0.5	$-	$0.5
Alt-A first lien	6	370.6	8.8	1.3	-	10.1
Alt-A option ARMs	1	140.0	16.3	2.6	2.1	16.8
Subprime first lien	-	-	-	-	-	-
CES	2	148.3	64.2	(1.1)	-	63.1
HELOC	3	623.9	193.4	4.1	23.3	174.2

Total	13	$1,312.0	$282.7	$7.4	$25.4	$264.7

Credit Derivatives	5	$2,828.3	$24.4	$38.2	$-	$62.6

Assured Guaranty Corp.
Financial Guaranty Direct and Reinsurance Segment Losses Incurred and Paid
As of September 30, 2010
(in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions [1]	3Q-10 Incurred Losses	3Q-10 Paid Losses	Net Loss and LAE Reserve [2]	Net Salvage and Subrogation Assets	Expected Loss to be Expensed
Financial Guaranty Direct and Reinsurance:
First Lien:
Prime first lien	$512.3	$0.3	$-	$0.4	$-	$-
Alt-A first lien	2,547.3	5.9	-	122.6	-	1.5
Alt-A option ARMs	804.8	7.4	0.1	123.1	0.3	0.8
Subprime first lien	633.9	0.2	0.4	39.8	-	3.0

Total First Lien	4,498.3	13.8	0.5	285.9	0.3	5.3
Second Lien:
CES	195.3	3.2	15.1	3.4	17.8	4.2
HELOC	519.4	1.0	11.3	29.2	137.5	0.1

Total Second Lien	714.7	4.2	26.4	32.6	155.3	4.3

Total U.S. RMBS	5,213.0	18.0	26.9	318.5	155.6	9.6
Other structured finance	3,044.1	9.2	(8.1)	111.0	0.7	5.2
Public finance	940.2	-	1.1	30.1	10.3	3.8

Total Financial Guaranty Direct and Reinsurance	$9,197.3	$27.2	$19.9	$459.6	$166.6	$18.6

Effect of consolidating VIEs	-	(0.3)	(7.7)	-	(11.6)	-

Total excluding consolidated VIE amounts	$9,197.3	$26.9	$12.2	$459.6	$155.0	$18.6

1. Includes credit impairment on credit derivative transactions.

Assured Guaranty Corp.
Summary of Statutory Financial and Statistical Data
(dollars in millions)

		Year Ended December 31,
	YTD 2010	2009	2008	2007	2006
Statutory Data
Net income (loss)	$(63.9)	$(243.1)	$27.7	$71.6	$64.3
Policyholders' surplus	$973	$1,224	$378	$400	$286
Contingency reserve	666	556	712	582	631

Qualified statutory capital	1,639	1,780	1,090	982	917
Unearned premium reserve	882	887	570	302	239
Loss and LAE reserves	295	280	15	12	15

Total policyholders' surplus and reserves	2,816	2,947	1,675	1,296	1,171
Present value of installment premium	570	612	566	554	356
Standby line of credit / stop loss	200	200	200	280	455

Total claims-paying resources	$3,586	$3,759	$2,441	$2,130	$1,982

Statutory Financial Ratios
Loss and LAE ratio	113.1%	243.9%	90.3%	(13.5)%	4.5%
Expense ratio	67.4%	15.4%	11.5%	49.9%	64.8%

Combined ratio	180.5%	259.3%	101.8%	36.4%	69.3%

Other Financial Information (Statutory Basis):
Net debt service outstanding (end of period)	$177,585	$186,606	$164,283	$128,351	$85,522
Gross debt service outstanding (end of period)	247,845	259,867	225,152	172,046	112,115
Net par outstanding (end of period)	123,464	130,468	111,025	94,127	68,370
Gross par outstanding (end of period)	171,707	180,765	152,801	127,743	91,858
Ceded par to all Assured Guaranty companies	44,605	46,411	37,372	29,087	22,569
Ratios:
Par insured to statutory capital	75:1	73:1	102:1	75:1	75:1
Capital ratio [1]	108:1	105:1	151:1	93:1	93:1
Financial resources ratio [2]	50:1	50:1	67:1	43:1	43:1
Gross debt service written:
Public finance - U.S.	$5,088	$78,012	$56,865	$8,142	$3,440
Public finance - non-U.S.	49	522	771	$5,202	7,402
Structured finance - U.S.	1,890	2,480	13,228	35,396	26,848
Structured finance - non-U.S.	-	-	5,265	10,061	5,843

Total gross debt service written	$7,027	$81,014	$76,128	$58,801	$43,533

1. The capital ratio is calculated by dividing net par and interest insured divided by qualified statutory capital.

2. The financial resources ratio is calculated by dividing net par and interest insured by total claims paying resources.

 Glossary

Below are the brief descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.'s 10-K report for the year ended December 31, 2009.

General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution's revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the UK.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other public finance: primarily includes government insured student loans, government-sponsored project finance and structured municipal which includes excess of loss reinsurance on portfolios of municipal credits.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in "tranches," with subordinated tranches providing credit support to the more senior tranches. The Company's financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities ("RMBS") and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate ("ARM") and option adjustable-rate ("Option ARM") mortgages. The credit quality of borrowers covers a broad range, including "prime", "subprime" and "Alt-A". A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

Commercial Mortgage-Backed Securities ("CMBS") and other real estate related exposures are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multi-family, retail, hotel, industrial and other specialized or mixed-use properties.

Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories.

Endnotes related to non-GAAP financial measures discussed in the financial supplement:

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Assured Guaranty's management and board of directors utilize non-GAAP measures in evaluating the Company's financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results.

The following paragraphs define each non-GAAP financial measure and describe why they are useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented above. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income:    Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company's financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company's financial results as compared to the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Corp., as reported under GAAP, adjusted for the following:

  1)
  Elimination of the after-tax realized gains (losses) on the Company's investments, including other than temporary impairments, and credit and interest rate related gains and losses from sales of securities. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate related gains or losses, is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

  2)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

  3)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  4)
  Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

  5)
  Elimination of the effects of consolidating certain financial guaranty VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  6)
  Elimination of goodwill impairment.

Operating Shareholder's Equity:    Management believes that operating shareholders' equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excluding fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders' equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd.'s common shares. Many of the Company's fixed income investors also use operating shareholders' equity to evaluate the Company's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is defined as shareholder's equity attributable to Assured Guaranty Corp., as reported under GAAP, adjusted for the following:

  1)
  Elimination of the effects of consolidating certain VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  2)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  3)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  4)
  Elimination of the after-tax unrealized gains (losses) on the Company's investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore will not recognize an economic loss.

Operating return on equity ("Operating ROE"):    Operating ROE represents operating income for a specified period divided by the average of operating shareholders' equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company's return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value:    Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company's in force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders' equity, as defined above, further adjusted for the following:

  1)
  Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued that will be expensed in future accounting periods.

  2)
  Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

  3)
  Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of net expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue:    Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and is discounted at 6% (which represents the Company's tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production:    Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives ("Credit Derivative Revenues") do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (the Company's tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Contacts:

 Equity Investors:
Sabra Purtill
Managing Director, Investor Relations
(212) 408-6044
spurtill@assuredguaranty.com

Ross Aron
Assistant Vice President, Investor Relations
(212) 261-5509
raron@assuredguaranty.com

Assured Guaranty Corp. 31 West 52nd Street New York, NY 10019 (212) 974-0100 www.assuredguaranty.com
Fixed Income Investors:
Robert Tucker
Managing Director, Fixed Income Investor Relations
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

 Media:
Betsy Castenir
Managing Director, Corporate Communications
(212) 339-3424
bcastenir@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com

QuickLinks

  Exhibit 99.1
Assured Guaranty Corp. September 30, 2010 Financial Supplement
Assured Guaranty Corp. Selected Financial Highlights (dollars in millions)
Assured Guaranty Corp. Consolidated Statements of Operations (dollars in millions)
Assured Guaranty Corp. Consolidated Balance Sheets (in millions)
Assured Guaranty Corp. Claims Paying Resources (dollars in millions)
Assured Guaranty Corp. New Business Production (in millions)
Assured Guaranty Corp. Financial Guaranty Gross Par Written (in millions)
Assured Guaranty Corp. Underwriting Gain (Loss) (in millions)
Assured Guaranty Corp. Investment Portfolio As of September 30, 2010 (dollars in millions)
Assured Guaranty Corp. Estimated Net Exposure Amortization 1 and Estimated Future Net Premium and Credit Derivative Revenues (in millions)
Assured Guaranty Corp Present Value ("PV") of Financial Guaranty Net Insurance Losses to be Expensed (in millions)
Assured Guaranty Corp. Financial Guaranty Profile (1 of 3) (in millions)
Assured Guaranty Corp. Financial Guaranty Profile (2 of 3) (dollars in millions)
Assured Guaranty Corp. Financial Guaranty Profile (3 of 3) (dollars in millions)
Assured Guaranty Corp. Direct Pooled Corporate Obligations Profile (dollars in millions)
Assured Guaranty Corp. Consolidated U.S. RMBS Profile (dollars in millions)
Assured Guaranty Corp. Financial Guaranty Direct U.S. RMBS Profile (1 of 2) (dollars in millions)
Assured Guaranty Corp. Financial Guaranty Direct U.S. RMBS Profile (2 of 2) (dollars in millions)
Assured Guaranty Corp. Financial Guaranty Direct U.S. Commercial Real Estate Profile (dollars in millions)
Assured Guaranty Corp. Direct U.S. Consumer Receivables Profile (dollars in millions)
Assured Guaranty Corp. Direct Credit Derivative Net Par Outstanding Profile (dollars in millions)
Assured Guaranty Corp. Below Investment Grade Exposures (1 of 3) As of September 30, 2010 (in millions)
Assured Guaranty Corp. Below Investment Grade Exposures (2 of 3) As of September 30, 2010 (dollars in millions)
Assured Guaranty Corp. Below Investment Grade Exposures (3 of 3) As of September 30, 2010 (dollars in millions)
Assured Guaranty Corp. Largest Exposures by Sector (1 of 4) As of September 30, 2010 (dollars in millions)
Assured Guaranty Corp. Largest Exposures by Sector (2 of 4) As of September 30, 2010 (dollars in millions)
Assured Guaranty Corp. Largest Exposures by Sector (3 of 4) As of September 30, 2010 (dollars in millions)
Assured Guaranty Corp. Largest Exposures by Sector (4 of 4) As of September 30, 2010 (dollars in millions)
Assured Guaranty Corp. Loss and Loss Adjustment Expense ("LAE") Reserves by Segment/Type (in millions)
Assured Guaranty Corp. Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Representations and Warranties ("R&W") Benefit Development (dollars in millions)
Assured Guaranty Corp. Financial Guaranty Direct and Reinsurance Segment Losses Incurred and Paid As of September 30, 2010 (in millions)
Assured Guaranty Corp. Summary of Statutory Financial and Statistical Data (dollars in millions)
Glossary